UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2019

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On March 11, 2019, Horizon Pharma USA, Inc. (the “Borrower”), a wholly-owned subsidiary of Horizon Pharma plc, a public limited company organized under the laws of Ireland (“Parent” or the “Company”), received $200,000,000 aggregate principal amount of revolving commitments (the “New Incremental Revolving Commitments”) pursuant to an amendment (the “Amendment”) to the Credit Agreement, dated as of May 7, 2015 (as amended by Amendment No. 1, dated as of October 25, 2016, Amendment No. 2, dated March 29, 2017, Amendment No. 3, dated as of October 23, 2017 and Amendment No. 4, dated as of October 19, 2018), by and among the Borrower, the Company, certain subsidiaries of the Company party thereto as subsidiary guarantors, the lenders party thereto from time to time, the arrangers and Citibank, N.A., as administrative agent and collateral agent (as amended by the Amendment, the “Credit Agreement”). The New Incremental Revolving Commitments was established pursuant to an incremental facility (“the Revolving Credit Facility”) and will provide the Borrower with $200,000,000 of additional borrowing capacity, which includes a $50,000,000 letter of credit sub-facility. The New Incremental Revolving Commitments will terminate in March 2024. Borrowings under the Revolving Credit Facility are available for general corporate purposes.

The obligations under the Credit Agreement (including obligations in respect of the Revolving Credit Facility) and any swap obligations and cash management obligations owing to a lender (or an affiliate of a lender) are guaranteed by the Company and each of the Company’s existing and subsequently acquired or formed direct and indirect subsidiaries (other than certain immaterial subsidiaries, subsidiaries whose guarantee would result in material adverse tax consequences and subsidiaries whose guarantee is prohibited by applicable law). The obligations under the Credit Agreement (including obligations in respect of the Revolving Credit Facility) and any related swap and cash management obligations are secured, subject to customary permitted liens and other agreed upon exceptions, by a perfected security interest in (i) all tangible and intangible assets of the Borrower and the guarantors, except for certain customary excluded assets, and (ii) all of the capital stock owned by the Borrower and guarantors thereunder (limited, in the case of the stock of certain non-U.S. subsidiaries of the Borrower, to 65% of the capital stock of such subsidiaries). The Borrower and the guarantors under the Credit Agreement are individually and collectively referred to as a “Loan Party” and the “Loan Parties,” as applicable.

The interest rate applicable to loans under the Revolving Credit Facility is the London Interbank Offered Rate, or LIBOR, plus 3.00%, with a step down to 2.75% at the time the Company’s ratio of consolidated total indebtedness to consolidated EBITDA (or leverage ratio) is less than or equal to 3.50 to 1.00.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness and dividends and other distributions. The Credit Agreement also contains a springing financial maintenance covenant, which requires that the Company maintain a specified leverage ratio as of the end of each fiscal quarter. The covenant is tested if both the outstanding loans and letters of credit under the Revolving Credit Facility, subject to certain exceptions, exceed 25% of the total commitments under the Revolving Credit Facility as of the last day of any fiscal quarter. If the Company fails to meet this covenant, the commitments under the Revolving Credit Facility could be terminated and any outstanding borrowings, together with accrued interest, under the Revolving Credit Facility could be declared immediately due and payable.

Other events of default under the Credit Agreement include: (i) the failure to timely make payments due under the Credit Agreement; (ii) material misrepresentations or misstatements in any representation or warranty by any Loan Party when made; (iii) failure by any Loan Party to comply with the covenants under the Credit Agreement and other related agreements; (iv) certain defaults under a specified amount of other indebtedness of the Company or its subsidiaries; (v) insolvency or bankruptcy-related events with respect to the Company or any of its material subsidiaries; (vi) certain undischarged judgments against the Company or any of its restricted subsidiaries; (vii) certain ERISA-related events reasonably expected to have a material adverse effect on the Company and its restricted subsidiaries taken as a whole; (viii) certain security interests or liens under the loan documents ceasing to be, or being asserted by the Company or its restricted subsidiaries not to be, in full force and effect; (ix) any loan document or material provision thereof ceasing to be, or any challenge or assertion by any Loan Party that such loan document or material provision is not, in full force and effect; and (x) the occurrence of a change of control. If one or more events of default occurs and continues beyond any applicable cure period, the administrative agent may, with the consent of the lenders holding a majority of the loans and commitments under the facilities, or will, at the request of such lenders, terminate the commitments of the lenders to make further loans and declare all of the obligations of the Loan Parties under the Credit Agreement to be immediately due and payable.

The foregoing description of the Amendment and the Revolving Credit Facility is not intended to be complete and is qualified in its entirety by reference to the Refinancing Amendment, a copy of which is attached hereto as Exhibit 99.1, and the original Credit Agreement and prior amendments, copies of which are listed as exhibits and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 27, 2019.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.03.	Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1

Amendment No. 5. Dated March  11, 2019, to Credit Agreement, dated May 7, 2015 (as amended by Amendment No. 1, dated October 25, 2016, Amendment No. 2, dated March 29, 2017, Amendment No. 3, dated October 23, 2017 and Amendment No.  4, dated October  19, 2018), by and among Horizon Pharma USA, Inc., as Borrower, Horizon Pharma Public Limited Company, as Irish Holdco and a guarantor, the subsidiary guarantors party thereto, as subsidiary guarantors, the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2019	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President and Chief Financial Officer